                                                                   Exhibit 10.23

[LOGO] UNITED STATES POSTAL SERVICE   Amendment to Transportation
                                      Services Contract

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Part I - Amendment pursuant to
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1a. Contact No.     1b. Amendment No.     1c. Effective Date     1d. Begin Contract Term     1e. End Contract Term

    SNET-01-SER         03                    11/06/01               11/06/01                    08/26/06
                                                Part B
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1f. For Mail service      City & State                                                 City and State
    in or between         Southeast Area
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Part II -- Contractor
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2a. Name and address of contractor (street, city, state and zip__)    2b. Social Security Number or Taxpayer ID No.
Evergreen Aviation Ground Logistics Enterprises Inc. (EAGLE)
EVERGREEN EAGLE                                                                          93-0876736
                                                                      ------------------------------------------------
3850 Three Mile Lane                                                  2c. Telephone (Area code and number)

McMinnville, OR 97128-9496                                                              503 472-9361
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Part III - Description of amendment

1.   Incorporate Amendment No. 03 into the contract effective November 6, 2001, as Part B. Part B includes Part I
     Schedule (attached), price proposal (attached), and Part 2 Clauses of the original contract SNET-01-SER, which are incorporated by reference. That portion of contract SNET-01-SER which provides terminal handling services in support of the agreement between the U.S. Postal Service and its aviation supplier becomes Part A.

2.   By negotiated agreement, the supplier will provide terminal handling, sortation, and management services for the
     Southeast Area Hub and Spoke facility located at the Atlanta Hartsfield International Airport. The sum cost of the amendment is $6,278,402.55 per annum based on a KKl frequency (309.07 days per year). See the attached price proposal.

3.   The St. Louis Accounting Service Center will effect weekly payments to the supplier in the amount of $20,313.85 for Part B, after full ramp-up of the operation (date to be determined).

4.   The USPS and the THS agree that a less-than-full capacity start-up will begin effective November 6, 2001. Pricing for less-than-full startup will be negotiated and paid upon receipt of separate claims and detailed documentation from the supplier.

5.   Truck schedules have changed since the original Statement of Work was provided tO the THS for pricing consideration. The USPS and the THS agree that pries adjustments may be due the THS because of truck schedule changes. Price adjustments resulting from the truck schedule changes shall be based on the increased or decreased costs incurred by the THS. Nothing herein is intended to supercede the rights and responsibilities of the parties under the Changes Clause G.3. Changes (PM Clause B-2) (January 1997) (Tailored) of the contract.

Except as provided herein, all terms and conditions of the contract described in Part I remain unchanged and in full force and effect. The parties hereunder have caused this amendment to be executed, effective the date set forth in
Part III.

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Contractor                                                            U.S. Postal Service
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Signature of person authorized to sign and date                       Signature of contracting officer and date


/s/ Brian Bauer                                12/13/01      /s/ Cheryl R. Brazil                             12/13/01
-------------------------------------------------------      ---------------------------------------------------------
Signature                                         Date       Signature                                           Date

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Name and title of person authorized to sign                  Name and title of contracting officer
Brian Bauer                                                  Cheryl R. Brazil
President                                                    Purchasing Specialist
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

Amendment No. 03 SNET-01-SER, Part B                            November 6, 2001

                                Part 1. Schedule

Section A. Items and Prices

A.1  Items and Pricing

The purpose of this amendment is to include the operation and management of terminal handling and sorting services at the Atlanta GA Hub and Spoke (Atlanta
HASP) as Part B of contract SNET-01-SER. The terminal handling/sorting services supplier will provide all operation and management services.

The contract (Part B) is of the fixed-price type as defined in Section 2.4.6 of the USPS Purchasing Manual.

Remainder of page intentionally left blank.

Amendment No. 03 SNET-01-SER, Part B                            November 6, 2001

Section B. Statement of Work and Specifications

B.1  Overview

Hub and Spoke (HASP) overview:

The primary purpose of the Atlanta GA Hub and Spoke Project (Atlanta HASP) is to provide a complete system for the on-time delivery of the classes of mail processed at the HASP. This amendment is intended to add, as Part B, the terminal handling and sorting services and management for terminal handling and sorting requirements for the Atlanta HASP to the existing Tenninal Handling Supplier (THS) contract. The existing THS contract supports the shared transportation network between the U.S. Postal Service (USPS) and its aviation supplier.

The Atlanta HASP facility will be co-located, on or near the Atlanta Hartsfield International Airport, with the existing terminal handling operation which supports the shared transportation network between the USPS and its aviation supplier. The THS will be responsible for providing the terminal handling services and the facility for mail sorting, mail drayage, loading and unloading mail or freight, and maintenance and repair of terminal handling equipment as specified throughout this Statement of Work.

The hub and spoke network encompassed by this amendment will consist of one central terminal and sorting facility leased by the THS, and surface (truck) transportation provided by the USPS.

B.2  Background

The basic purpose of this Statement of Work (SOW) is to detail the duties and responsibilities of the THS as it relates to the Atlanta HASP operation and the USPS.

The USPS expects 100% on-time dispatch performance and 100% distribution accuracy for all mail tendered to and processed by the THS. Prospective contractors should recognize the importance of achieving this goal.

B.3  Supplier Qualifications

The supplier must demonstrate its ability to meet the service requirements as specified in this contract.

B.4  Scope

     a. The THS must provide terminal handling and mail transfer services to support the USPS HASP transportation network operating through Atlanta GA.

     b. The THS contractor will provide a secure facility for the building and breaking of containers and the sorting and transfer of mail between the USPS and the THS. This facility must have sufficient dock doors to accommodate the transportation outlined in the attachment, Atlanta HASP Network Arrival/Departure Profile.

     c. The THS will direct inbound door assignments for arriving surface trips and unload and load containers, pallets and loose mailbags and parcels from and to surface transportation. The THS will be responsible to open and distribute the contents of all containers within the network as well as break and sort pallets as determined by the USPS. The THS will transport the containers and pallets between the trucks and the sort area, perform the complete sorting cycle, and prepare containers, pallets and loose mail for outbound shipment, sequence load trailers according to USPS provided load plans, and generally manage the HASP facility.

Amendment No. 03 SNET-01 SER, Part B                            November 6, 2001

     d. At all times, while mail is in the THS's possession, the THS will ensure the protection of the mail from depredation and weather damage.

     e. The THS will be responsible for all data entry required by this Statement of Work.

B.5  Term and Frequency of Contract

     a.   Term

          The term of the contract shall be for a term beginning on November 6, 2001 and ending at the close of business August 26, 2006. This agreement will also contain three 1-year renewal options.

     b.   Frequency

          Service will be a KK1 frequency: daily except Mondays and the day after the following observed holidays -(New Years Day, Independence Day, Thanksgiving Day, and Christmas Day). Service will be required on New Years Day, Independence Day, Thanksgiving Day and Christmas Day. The USPS reserves the right to cancel operations at the discretion of the COR.

          Annual operation will total 309.07 days per year.

          The Atlanta HASP will normally operate six (6) days a week to ensure the timely delivery of all the classes of mail processed. In the future, the operation may expand to seven (7) days during peak mail seasons, such as three weeks prior to Christmas or as a contingency plan for Acts of God or major work disruptions.

B.6  Subcontracting

     a. It is preferred that the THS not subcontract any portion of the work that is the core function as specified in this contract. Core function is defined as a directly related task relative to the movement of mail as outlined in this amendment.

     b. The Contracting Officer must authorize any core -function subcontracting activity, either at inception or at any time through the term of this agreement, in writing.

     c. Non-core support functions will not require prior approval form the Contracting Officer.

B.7  Division of Operational Responsibilities:

The THS will work closely with the USPS to ensure the smooth operation of the network and the on-time delivery of the mail entrusted to it. Functional responsibilities will be divided between the USPS and the THS as follows:

     a. USPS: The USPS will provide a management group at the HASP to coordinate, support and oversee the entire network operation and contract compliance. The USPS will coordinate HASP operations with operations at other USPS facilities. The senior USPS manager at the HASP will be the Contracting Officer's Representative (COR) who will have the authority to enforce the necessary decisions to ensure the THS meets the daily service goals.

          The USPS reserves the right to enter the building at any time, prior to, during or after operations.

     b. Terminal Handling Supplier (THS): The THS will manage and operate the unloading, sorting and loading of mail arriving at the Atlanta HASP. The THS will be responsible for all operations and services, including but not limited to truck dock operations, mail sorting operations, and security. The THS will

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Amendment No. 03 SNET-01-SER, Part B                            November 6, 2001

          manage inbound and outbound break/bulk operations to receive, unload, sort, load and dispatch mail via trucks or other conveyances. It will be the responsibility of the THS to furnish the forklifts and pallet jacks as needed, in support of HASP operations. The contractor must process all mail units tendered by the USPS in an efficient and expeditious manner to meet the departure requirements specified in this contract. The THS will notify the USPS representative on site when operational failures are expected to occur.

B.8  Operational Requirements

     a.   Network City Matrix - Surface

          1. The USPS will provide surface transportation between the THS facility and Postal origins and destinations. The THS will assume the responsibility of loading and unloading postal rolling stock for all surface transportation at the THS facility.

          2. Surface schedules are shown in the attachment, Atlanta HASP Network Arrival/Departure Profile. Trucks will operate to and from, but not limited to, the following Postal facilities:

Atlanta HASP Destinations:

The USPS will provide surface transportation between the HASP and surface destinations that will include, but not be limited to, the following cities:

Northern HASP , MA      Roanoke, VA            Mobile, AL
DVDaniels, NJ           Greensboro, NC         Louisville, KY
New Jersey HASP, NJ     Raleigh, NC            Cincinnati, OH
New Jersey PMPC, NJ     AMC Raleigh, NC        Indianapolis, IN
New York, NY            Charlotte, NC          Lansing, MI
GPO NY                  Columbia, SC           St. Paul, MN
Bronx, NY               Greenville, SC         Busse HUB, IL
Mid-Island, NY          Athens, GA             St. Louis, MO
Pittsburg, PA           Augusta, GA            Kansas City, MO
Pittsburg PMPC, PA      Macon, GA              Omaha, NE
Harrisburg, PA          Albany, GA             Omaha MCC, NE
Philadelphia, PA        Columbus, GA           New Orleans, LA
Philadelphia PMPC, PA   Birmingham, AL         Shreveport, LA
Capital Beltway HASP    Birmingham, AL Annex   Southwest Area HASP, TX
Richmond, VA            Huntsville, AL         Dallas, TX
Norfolk, VA             Montgomery, AL         Denver, CO
Atlanta, GA PDC         Jacksonville, FL       West Palm Beach, FL
North Metro, GA         Orlando, FL            Ft. Lauderdale, FL
Atlanta, GA AMC         Miami, FL              Memphis, TN
Southeast Area HASP     Tampa, FL              Jackson, MS
Nashville, TN           Chattanooga, TN        Little Rock, AK
Knoxville, TN

Placards for the above destinations will be provided for the labeling of the containers prior to loading out bound transportation.

The USPS reserves the right to adjust the city matrix based on needs with advanced notice provided to THS. Note: A limited start-up matrix may be implemented beginning with the November 6 operational start-up date. Pricing for services performed for less than the complete matrix will be subject to mutual negotiation between the THS and the Contracting Officer.

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Amendment No. 03 SNET-01-SER, Part B                            November 6, 2001

During the peak holiday season (month of December) additional transportation may be used. The THS may also be required to build/break, as well as to load/unload full airline containers to/from rollerbed trucks.

     b.   Volume

          The THS must be capable of transferring and sorting volumes up to the total daily capacity of the surface transportation servicing the HASP. The USPS may presort the loose load mail it tenders to the supplier

     c.   Facility

          1. The THS facility must be located in close proximity to the Atlanta GA airport, or other site as designated by the USPS.

          2. The THS facility will contain working space sufficient to accommodate build, break, and sort operations, staging and storage of empty equipment, loading and unloading of surface vehicles and other related terminal handling services as outlined in this amendment

     d.   Schedules

          The THS must adhere to the scheduled times listed in the attachment, Atlanta HASP Network Arrival/Departure Profile, for arrival, departure, tender, and delivery. Schedules and operations under the current THS agreement supporting the shared network between USPS and its aviation supplier shall remain separate and unchanged. The Delivery Time is the USPS expectation for on-time delivery performance. The THS will be responsible for timely receiving and dispatching of all surface transportation at THS facility. Regardless of the posted schedules, the THS will be expected to service trucks that arrive late. Operations will begin Sunday 2200 through completion of operations on Monday A.M. Hours of operation subject to change based on requirements.

          The THS is expected to move all available mail on the first available transportation, or as directed by the USPS representative.

          Note: The THS may be requested to begin earlier with notification by 2000 hours the previous day. Surface schedules provided in the attachments are subject to change. Notice of permanent changes will be provided at least five (5) working days in advance. Notification of changes due to unforeseen circumstances (weather, accidents, etc.) will be provided as soon as the USPS is able to provide this information.

     e.   Special Handling Procedures

          1.   Hazardous Materials (HAZMAT)

               Hazmat and restricted materials are defined as a substance or material in a quantity and form that may pose a risk to health, safety, or property in commerce. The THS will comply with Title 14, CFR, Part 139, and Hazardous Materials Regulations (HMR: 49 CFR 100 through 199), and any state, IAA. The THS will establish and maintain a Hazmat response team and develop and initiate a continued training program in accordance with Part 139.321, Title 14, CFR.

          2.   Live Animals

               The THS will be required to handle live animals with certain restrictions and conditions (see Domestic Mail Manual, sections
               124.63 and 124.64).

          3.   Non-transferable Pieces

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Amendment No. 03 SNET-01-SER, Part B                            November 6, 2001

               The THS must isolate all non-transferable pieces and those believed to be potentially hazardous including, but not limited to, damaged mail, mail without routing information, and tender them to the Postal Service as directed by the Contracting Officer or representative.

B.9  Operational Responsibilities

     a. THS Provided Operation. The THS must provide the following features for HASP activities:

          1. The THS will provide the necessary personnel to meet and direct the inbound trucks, unload the containers and loose mail and transport to the sort area, induction area, or directly to outbound trucks.

          2. The THS operation must provide adequate and suitable office space for the USPS. This space will include communication tools such as telephones and fax machines. The THS will bill the USPS directly for use of this equipment. Office space must allow for set up and operation of computer equipment. The USPS will provide basic office furnishings for the Postal employees' offices.

          3. The THS operation must provide adequate space to accommodate the building/breaking for the number of containers specified by the USPS and working space sufficient to allow for the number of separations specified in this solicitation. The THS must also provide adequate space for the staging and/or storage of empty equipment and space for the staging of inbound and outbound Postal rolling stock and pallets awaiting dispatch.

          4. The THS operation should provide dock doors capable of accepting 53' tractor trailer equipment that is 48" to 52" from the ground to the bed of the trailer. The number of doors must be adequate to accommodate the transportation specified in the attachments to this statement of work.

          5. As each truck arrives, the THS will direct door assignments and open the bay door to allow unloading. Prior to unloading, the THS will cut the seal on the trailer door and then verify the number against the PS Form 5398A contained inside the vehicle. The THS will accurately record the arrival time of the vehicle on the provided documents.

          6.   The THS will control movement of vehicles at the HASP.

          7. The THS will unload the containers, pallets, loose mailbags and parcels and transport them to either the sort area induction area or directly to outbound trucks. The THS will be required to read either placards or labels on containers, pallets, loose mail bags or parcels to determine the correct disposition of the containers, pallets, loose mail bags or parcels. The THS will be required to perform the sorting as determined by the USPS.

          8. The THS will load the sorted containers, dock transfer pallets, loose mailbags and parcels onto the outbound transportation. Mail exceeding the capacity of any truck will be reported to the USPS representative immediately for decision on disposition of this mail. The USPS may assist the THS with loading/unloading of trailers.

          9. The THS will be required to maintain the separation of mail by mail type while accomplishing the required sort. The sort area will be composed of four (4) breakdown areas, one each for letter trays, flat trays, Priority sacks and First Class sacks and loose pieces. The THS will be required to perform the distribution in the breakdown areas which involves reading the strip label or address on each unit piece and then placing the unit piece in the appropriate container in accordance with the stated required distribution.

          10. The THS will accurately count and record each unit of mail (by number, type and time of receipt) immediately after it arrives at the HASP. The THS will also record the volumes of mail that are dispatched from the HASP. The USPS reserves the right to monitor this activity. The THS will maintain a log or other system of records to accurately record and summarize the number and type of

Amendment No. 03 SNET-01-SER, Part B                            November 6, 2001

               mail units tendered each day. The THS' records are subject to audit by the USPS. The THS will prepare a written report of the volume of mail units received, sorted and dispatched. The report will be submitted to the HASP Manager at the end of the day. The option to weigh containers will be determined by the USPS at a later date.

          11. Prior to completion of the distribution, all outgoing containers will have a placard affixed to it by the THS in accordance with instructions furnished by the USPS. The USPS will furnish the master copies of the placards and the THS will maintain an inventory of the required placards. The THS will be responsible to insure the current placards are in use and all previous editions destroyed. The containers will then be transported to the appropriate outbound transportation.

          12. When the outbound trucks are ready to depart, according to a set schedule, the USPS will authorize departure and the THS will record the appropriate departure load information and any other data as required by the USPS.

          13. The THS will be responsible for ensuring all trucks have secured shoring straps, or shoring bars, or an approved restraining device prior to departure. The THS will be responsible for maintaining a supply of shoring straps at the HASP facility. Shoring straps will be provided by the USPS.

          14. The HASP is a closed loop system. The THS will be required to count and record rolling stock inbound and outbound to and from specific origins and destinations to maintain an even exchange. The THS will complete trailer loads with rolling stock.

          15. The THS should be aware that mail delivered under this contract may need forklifts or pallet jacks to unload and/or load. It will be the THS' responsibility to furnish the forklifts or pallet jacks as needed.

          16. The contractor must process all mail units tendered by the USPS in an efficient and expeditious manner to meet the departure requirements specified in this contract. All mixed containers (APCs/GPMCs) must be sorted and available for dispatch within one
               (1) hour. Direct containers must be available for dispatch within one-half (1/2) hour. Mail must be worked in the sequence of scheduled time of arrival.

          17. The USPS will be responsible for surface vehicle operations to and from the THS facility and provide surface operators parking assignments as well as other instructions relative to operating at the facility. The USPS will be responsible for determining extra transportation needs and setting up extra service with Highway contractors.

          18. Based on the highway transportation schedules, at the origin outstations the USPS will tender the mail to the Highway contractor each day of operation. The Highway contractor will load the vehicle at the origin outstation and then transport the mail to the Atlanta HASP or to an intermediate outstation enroute to the Atlanta HASP.

          19. The THS will stay abreast of changing conditions, including but not limited to late arriving or departing trucks, mechanical breakdowns, etc. and make adjustments accordingly.

          20.  The THS will be responsible for damages to Postal equipment.

          21. The THS will be accountable for the items addressed in the USPS "HASP Cookbook" which will be provided to the THS by the USPS.

          22. The USPS reserves the right to require work force adjustments due to installation of any future mechanized and/or automated mail handling system or equipment for sorting mail.

          23. Additional needs for peak operations (month of December) will be negotiated separately.

Amendment No. 03 SNET-01-SER, Part B                            November 6, 2001

B.10    Security

The THS will provide a secure and safe environment for the mail and employees working in support of this contract in the areas where ramp, sort, and administrative functions are performed including all buildings, aircraft, equipment, vehicles, and other property located thereon, on a 24 hour basis, 7 days a week at the THS facility.

     a.   The THS must provide safe and secure work environment at all times.

     b.   The THS is expected to maintain and preserve the sanctity of the mail

     c. All security procedures are subject to review by the Postal Inspection Service prior to contract award.

     d. Failures to protect and secure the mail may be subject to liquidated damages. Any time security deficiencies are identified, the Contracting Officer may unilaterally direct the THS to upgrade the level of security based on Inspection Service reports.

     e. The THS may also be held responsible for claims made against the Postal Service for items stolen from the mails while in the contractor's possession. However, if the THS has complied with all recommended security procedures and has cooperated with Postal officials, the THS would not be held liable for loss due to theft by its employees.

     f. The THS must report all matters of security breaches and mail tampering to the local Postal Official in charge immediately upon identifying an occurrence.

          The THS shall establish a system for the identification of individuals having access to US Mail under the contract. A single system shall be used to identify both THS and subcontractor employees. At a minimum, each employee shall be issued a laminated identification badge with a color photograph of the bearer. Badges shall be of such nature as to clearly distinguish the bearers from employees who do not have legitimate access to the US Mail. Accountability controls for badges shall be developed and such plans must be included in the Security Design Plan.

          All THS employees must store personal effects including but not limited to coats (weather permitting), purses, backpacks, etc. prior to accessing the workroom floor or area where mail is processed, staged, or otherwise located.

     g.   THS must provide the following:

          1. Procedures to protect persons and property at the ramp operation and facility. These procedures must be outlined in a Security Design Plan and approved by the Postal Inspection Service prior to implementation.

          2. A level of security that ensures the protection and sanctity of mail. This includes, but is not limited to, protection from theft, inclement weather, etc.

          3.   Compliance with all applicable Federal Aviation Administrations
               (FAA), Postal Service, and other agency regulations.

          4. Procedures to provide a secure handoff and staging of mail with the aviation supplier to ensure mail are safeguarded.

          5. A system which deters all unauthorized personnel from having access to the mail.

          6. Inspection Service access to the site and facility, at all times and without prior knowledge of visit.

          7. A reporting system that identifies all mail found to be tampered with or rifled within, and adjacent to, the facility as well as found in vehicles.

          8. A photo identification system for all employees authorized entry into the building.

Amendment No. 03 SNET-01-SER, Part B                            November 6, 2001

          9. Limited access to the site and facility through one controlled access point with a maintained record of access for a minimum of one year. All other doors, except for those used for mail receipt, delivery, and dispatch, must be equipped with a 110 db horn which will sound every time the door is open and will continue to sound as long as the door remains open. The door should also be equipped with a visual device such as a strobe light. If the door is not on the workroom floor, it should have a remote signaling device to notify management the door is being used.

     h. If a non-Postal facility is required, the Postal Service requires that the offer expressly address the following in an Alternate Security Design Plan:

          1.   A burglar alarm system.

          2. An investigative office space for exclusive use of the Inspection Service is required. This space must have a view of the work floor, a bathroom, direct access to the workroom floor, and a covert and surreptitious entry. Contractors will supply and install a burglar alarm system approved by the Inspection Service for the investigative office space.

          3. A criminal investigative system which will facilitate the collection of evidence for use in Inspection Service investigations. The system is for exclusive use of Inspection Service. The contractor will not have access to the system except for preventive maintenance and required repairs. The system must provide a clear view of the work floor, loading docks, mail vehicles, lunch rooms, employee entrance, rest room entrance, and entrance to any locker rooms. The system should provide a continuous, uninterrupted and independent viewing of one or more employees moving through the facility and be fully functioning and operational for the term of the contract.

               The system must provide a clear and detailed view of all employees on the workroom floor under natural, artificial, variable, and low light conditions. The system must provide viewing capability inside trailers at the dock locations. The system must permit close scrutiny of hand movements of an employee regardless of the location of obstructions such as sorting cases, counters, cages, desks, and any automated systems that may be installed in these facilities. The system must permit observations and tracking of employee actions from at least three directions simultaneously and provide for the recording of events from these observation points. The system must be designed to provide observation of an individual or a piece of mail throughout the building. The system must provide simultaneous, continuous, uninterrupted, and independent viewing of one or more employees moving rapidly throughout the facility. The system must be able to operate without any environmental interference.

          4. The fencing around the facility, if required, must be designed or modified to allow the Inspection Service free and hidden access to the space provided for the criminal investigative system.

          5. Investigative Test System. The contractor will provide a theft testing system that provides periodic blind testing of the facility to test the integrity of mail security. One such system utilized the Electronic Article Surveillance system as used in retail operations to prevent shoplifting. Another such system would utilize a Radio Frequency Identification (RFID) tag that provides individual identification of each test piece. The system must interface with the observation system. If a Closed Circuit Television (CCTV) system is used, the test system will automatically call up the appropriate camera and video recorder to provide a visual record of events.

B.ll Personnel Screening

     a. For the purposes of this contract, the THS or employee of a THS shall be deemed to have access to mail if that person loads, unloads, drays or otherwise handles mail containers, sacks, trays, or other mail sortation equipment, or if said person performs any mail sortation function either on an airport or at an off airport location.

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Amendment No. 03 SNET-01-SER, Part B                            November 6, 2001

     b. The THS and all subcontractors shall be responsible for assuring that all employees hired, who have access to the U.S. Mail, as described above, must undergo the security screening process prior to having that access.

     c. The THS must supply, for each employee, the following forms and information to the Security Clearance Unit, U.S. Postal Inspection Service, 225 N. Humphreys Blvd., 4th Floor, Memphis, TN 38161-0008 (Memphis ISOSG):

          1.   Certification and Transmittal Cover Letter

          2.   PS-Form 2181-C, Authorization and Release Background
               Investigations

          3.   PS-Form 2025, Contract Personnel Questionnaire

          4.   FD-258, Applicant Fingerprint Chart

               Note: All forms and further instruction can be obtained by calling the local Inspection Office in Memphis, TN at (901) 747-7712.

     d.   The security screening process must include:

          1. A Criminal records check. The records check shall be made through local agencies (city, county, state) where the employee has resided and/or worked for the past five years.

          2. Employment verification. The verification shall identify reasons for termination or resignation from prior positions during the five years prior to employment under this contract.

          3. Fingerprints. All employees shall be fingerprinted and those finger print files shall be maintained at a central location at the facility at which the employee works. The fingerprint chart must be submitted to the Memphis ISOSG, who shall in turn submit them to OPM for a check of the FBI national database. A check of the fingerprint database is essential, and in the event that a classifiable print cannot be obtained, a second card submission is allowed. In the event the second card is also unclassifiable, the employee's clearance shall be rescinded, and they may no longer have access to the mail.

          4. The results from a drug-screening test for prohibited drugs. The term prohibited drugs means marijuana, cocaine, opiates, phencyclidine (PCP), amphetamines, or a substance specified in
               Schedule 1 or Schedule 2 of the Controlled Substances Act, 21, U.S.C. 811, 812 unless the drug is being used as authorized by a legal prescription or other exemption under Federal, State, or local law. A laboratory certified by the U.S. Department of Health and Human Services must perform the drug test meeting the requirements of the Substance Abuse and Mental Health Services Administration. The prime suppliers and all subcontractors must maintain the name of the institution conducting the test and a document indicating if the employee passed or tested positive.

          5. Verification of U.S. citizenship or legal work status authorizing them to work in the United States.

     e.   The THS shall not hire under this contract any person who:

          1. has not met the requirements of the personnel security screening procedures as outlined in this section.

          2. tested positive for a prohibited drug without the authorization by a legal prescription or other exemption under Federal, state or local law.

          3. is on parole, probation, or suspended sentence for commission of a felony during the past five years.

          4. has been convicted of any criminal violation during the past five years, for offenses involving dishonesty, moral turpitude, and illegal financial gain, theft or assault.

          5. has been convicted of illegal use, possession, sale or transfer of controlled substances during the past five years.

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Amendment No. 03 SNET-01-SER , Part B                           November 6, 2001

          6. pending felony criminal charges. An individual will not be authorized access to US mail until the charge(s) are satisfactorily resolved.

     f. In extreme circumstances where it may be impossible for an employee to complete the screening process, the supplier must notify the Contracting Officer of this situation and request an exemption from the screening process. This request for exemption must be on a case by case basis. If the Contracting Officer grants an exemption, that employee will only be allowed access to mail if they are escorted (supervised) by a previously screened employee, that has successfully completed the screening procedure, or an employee hired prior to contract award. At no time can an employee that has not completed the screening requirements have access to the mail without supervision. Even in cases where the Contracting Officer approves an exemption, the employee must still be fingerprinted.

     g. All information identified through personnel screening shall be held by the supplier and made available for review by US Postal Inspectors upon their request. Upon request for inspection of the personnel screening records, the THS and subcontractor must identify where the records are kept and make them available for inspection at the employees' work location.

     h. Employee records must contain, at a minimum, the following information:

          1.   Social Security Number

          2.   Current Address

          3.   Date of Birth

          4.   Employee Identification Badge Number

          5.   Finger Print Card

B.12 Contingency Plans

     a. The THS is expected to develop, maintain and update a current contingency plan for dealing with unscheduled and unexpected events affecting the expeditious operation of the facility, including aviation and surface service failures and delays.

     b. This plan must be in writing and submitted to the Contracting Officer for approval.

     c. All contractor employees shall be trained to a level of familiarity, so that implementation of a contingency can be exercised without unnecessary delay.

     d. Unscheduled and unexpected events must include, but not be limited to the following:

          1.   Late arriving trucks

          2.   Early arriving trucks

          3    Mail arriving out of normal sequence

          4.   One late truck

          5.   Trucks not on-site for dispatch

          6.   Inclement weather (snow, thunderstorms, etc.) - operating

          7. Inclement weather (snow, thunderstorms, etc.) - protection of the mail

          8.   Labor actions

          9.   An inability to complete all loading in time to meet tender

          10.  Overflow mail

          11. Having less MTE (air cargo containers or surface containers) than required

          12.  Having damaged and/or non-air worthy air containers

          13.  Having damaged surface containers

          14.  Handling or damaged or non-labeled mail

          15.  Matrix and schedule changes

          16.  Loose load mail

          17.  HAZMAT - acceptable and non-acceptable pieces

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Amendment No. 03 SNET-01-SER, Part B                            November 6, 2001

          18.  Handling and staging of live animals

          19. Assisting aviation supplier in positioning containers on and off dollies

          20. Assisting aviation supplier in maintaining open line of communications

          21.  Running out of supplies such as placards, bypass tape, etc.

          22.  Power losses

          23.  Natural Disasters

          24.  Equipment breakdowns

B.13 Communication Systems

Ground Equipment Support Communication Devices

The THS must supply a minimum amount of communication devices/radios to be used in support of the ground handling effort. In addition the THS will supply the USPS a minimum of one hand held portable radio or communication device with a charging system. All radios or communication devices must be set on the same frequency. Maintenance and repair of the devices are the responsibility of the THS.

B.14 Information Exchange

     a. The THS must maintain a dedicated contact person to interface (via telephone, fax, e-mail, etc) with Postal Officials. The THS must also attend and participate in operations meetings as scheduled by the USPS.

     b. The THS must provide, upon request of the USPS, special reports, information, and internal operational documentation involving the HASP, and is specifically associated with the performance of the operation. At a minimum, the following reports will be required:

          1.   Work hours by function

          2.   Container inventory report

          3. Significant personnel issue (i.e., theft, security violations, etc.)

          4. Equipment maintenance schedules and equipment readiness and status

          5.   Unscheduled maintenance on equipment

          6.   Accident reports, personnel or equipment involved

          7.   Container reception and arrival times

          8.   Outbound container counts, load completion and dispatch times

          9.   Record special cargo on board, Hazmat

          10.  Overflow volumes

USPS: Each outstation will report such information as mail volumes dispatched and received, overflow volumes, mail arrival times and the number of service failures (such as late arrivals and missons).

A joint teleconference with representatives of the THS, Postal HASP management and origin feeders will be held on a regular basis (frequency to be determined). At a minimum, representatives from the USPS and the THS will meet to discuss the Atlanta HASP productivity rate and any associated factors once every Postal Quarter.

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Amendment No. 03 SNET-01-SER, Part B                            November 6, 2001

B.15 Safety and Safety Reviews

     a. The THS will be responsible for the maintenance and upkeep of all outside grounds, including landscaping and employee parking areas. THS will be responsible for snow and ice removal from employee and truck maneuvering, staging and parking areas.

     b. The THS is required to conduct monthly safety reviews to ensure full compliance with all federal, state, and local agencies (i.e., OSHA, FAA, DOT, etc.) and provide and maintain a safe working environment. Appropriate THS management representatives, local USPS representatives, and invited guests should be in attendance. Any and all expenses incurred by the supplier resulting from attendance at these meetings will be the sole responsibility of the supplier.

B.16 Administration

     a.   THS Administration

          1. The THS will provide all necessary administrative work for each person employed by the THS.

          2. The THS will provide all training and necessary training equipment for all tasks.

          3. The THS must make all payroll records available to the USPS upon request.

     b.   Operations Meetings

          THS will be responsible for attending and participating in operations meetings with the USPS.

     c.   Telephones

          The THS is responsible for procurement, payment, installation and servicing of all telephone equipment to be used within the office spaces at the THS facility. The THS will be responsible for providing all network communications between themselves and USPS. The THS must arrange for telephone service to begin immediately upon effective date of the contract.

     d.   Removal of Trash, Garbage, etc.

          The THS is responsible for all disposals of trash, garbage, hazardous waste, and other refuse within the facility.

     e.   Smoking Policy

          All Postal facilities are designated as "Smoke Free" environments. The THS must establish a smoking policy that is in keeping with this policy. There will, however, be no smoking in the induction area, the sort area, truck dock areas, ramp areas, near any mail handling activity, or within 50 feet of any flammable liquid.

Remainder of page intentionally left blank.

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Amendment No. 03 SNET-01-SER, Part B                           November 6, 2001

Section C, Delivery or Performance

C.1  On-Time Performance

The Postal Service requires a high level of on-time performance for all mail tendered to and processed by the THS. The THS must process all mail tendered to it by the USPS in an efficient and expeditious manner to meet the departure requirements specified in this contract.

C.2  Performance Standards

     a. While the USPS anticipates 100% performance standards, the THS is expected to dispatch at least 97.5% of all departures at the scheduled departure times. The THS will be held accountable for delays other than USPS caused delays (i.e. but not limited to sort operation completion delays, truck-loading delays).

     b. The THS will be expected to maintain no less than 99.9% accuracy level for Quality of Dispatch. "Quality of Dispatch" is defined as missent containers or loose pieces placed on departing transportation.

     c. The THS will be expected to maintain no less than 99.9% accuracy level for Quality of Sort. "Quality of Sort" is defined as pieces sorted to a destination container other than the intended final destination.

     d. The USPS will perform Quality Assurance Checks on all operations. The THS is expected to perform internal quality monitoring.

     e. Performance meetings with the THS and USPS will be performed on a regular schedule (schedule to be determined). Performance Standards will be waived for the first six (6) weeks of the amendment period.

Section D. Packaging and Marking

This section is not applicable to this contract.

Section E. Inspection and Acceptance

E.1  Deliverables

     a.   Equipment Information

     b.   Operating Plan

     c.   Contingency Plan

     d.   Supplier Contact List (including any and all subcontractors)

     e.   Communications Plan

     f. Human Resources Plan (include staffing, operations training, HAZMATR training, etc.)

     g. Small, Minority, and Woman-Owned Business Subcontracting Plan (see Clause 3-1)

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Amendment No. 03 SNET-01-SER, Part B                            November 6, 2001

Section F. Payment

F.1  Rate

     a. The Postal Service will pay the supplier the amounts due for service performed under this contract as follows:

          1. Applicable terminal handling rates at a per annum rate. Figures JT-1 through JT-8, as applicable must be provided to the lowest sub-CLIN level.

          2. Any amounts otherwise due the supplier are subject to adjustment for service not performed, irregularities, or for other reasons set out in the contract or allowed by law. Payments due the supplier also are subject to downward adjustment or withholding pursuant to PM 6.4.4, Withholding of Payments.

          3. Weekly pay is determined based on service rendered at the applicable rate of pay for a service week beginning 0001 hours, Saturday and ending 2359 hours, Friday. Payment will be available for distribution on Friday, three weeks after the close of the service week.

          4. Claims for compensation or adjustments must be made in writing by the THS to either the Contracting Officer or the Manager, Transportation, St. Louis Accounting Service Center within two years of the performance of services upon which the claim is based.

F.2  Payment - Fixed Price (Clause 2-26) (January 1997) (Tailored)

The Postal Service will pay the THS the prices stipulated in this contract for work or supplies delivered and accepted or services rendered and accepted, less any deductions provided for by the contract. Unless the contract otherwise specifies, payment will be made on partial deliveries accepted by the Postal Service if:

     a.   The amount due on the deliveries warrants it; or

     b. The THS requests it and the amount due on the deliveries is at least $1,000 or 50 percent of the total contract price, whichever is less.

F.3  Interest (Clause B-22) (January 1997)

The Postal Service will pay interest on late payments and unearned prompt payment discounts in accordance with the Prompt Payment Act, 31 U.S.C. 3901 et seq., as amended by the Prompt Payment Act Amendments of 1988, P.L. 100-496.

F.4  Payment Due Date

Payment due for a Postal Accounting Period will be made by the St. Louis Accounting Service Center within 30 days following the end of that Accounting Period, or, if a separate invoice is required, within 30 days after the submission of a proper invoice. Interest will be paid for late payment commencing on the 31st day.

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Amendment No. 03 SNET-01-SER, Part B                            November 6, 2001

F.5  Direct Deposit

The Postal Service has in place a system for making payments to the THS by direct deposit. The necessary forms can be obtained from the contract office. Direct deposit will be authorized (i) only if requested by the THS, and then
(ii) solely at the discretion of the Postal Service.

F.6  Disallowance of Costs (Clause B-17) (January 1997)

     a. The contracting officer may at any time issue the supplier a written notice of intent to disallow specified costs under this contract that have been determined not to be allowable under the contract terms.

     b. The supplier may, after receiving a notice of intent to disallow costs, submit a written response to the contracting officer, with justification for allowance of the costs. If the supplier does respond within 60 days, the contracting officer will, within 60 days of receiving the response, either make a written withdrawal of the notice or issue a written decision.

F.7  Economic Price Adjustment

     a. The following cost elements will be adjusted effective one year after award using economic indicators available and published by the Bureau of Labor Statistics (BLS), Producer Price Index (PPI):

          1. All direct costs, such as direct material, and management labor (excluding all direct labor that is covered by the Service Contract Act).
          2.   General and Administration (indirect costs)

     b. The following price elements are expressly excluded from economic price adjustments:

          1.   All direct labor costs subject to the Service Contract Act

          2.   All pass-throughs and direct reimbursements costs

          3.   Profit

     c. The Base Index for this contract will be the annual 2000 PPI final index for PCU4581#11112, Airports, flying fields, and airport terminal services: services rendered to air passenger and cargo carriers published by the BLS. On each two (2) year anniversary the non-preliminary index for the preceding calendar year will be used to compute the adjustment factor. For example, in August 2003, economic adjustment factor - annual 2002 + annual 2000. In the event the above referenced index is no longer published the adjustment will be based on the average of same time period using PPI, PCU4581#111 - Airports, flying fields, and airport terminal services. The index not seasonally adjusted will be used.

     d. The economic price adjustment of this clause will be applied on a bi-annual basis, coinciding with the SCA Wage Determination adjustment.

          Other Adjustments

          1. Other than described in this clause, no cost adjustment is authorized unless specifically stated elsewhere in this contract.

F.8  Facility Lease Related Adjustment

     a. For Rental Costs: Effective on the first day of the Postal Accounting period following the anniversary date of the start of service under this part, and on each anniversary date thereafter, the rental price will be adjusted upward or downward based upon the actual rates paid by the contractor, up to a maximum of 3 percent of the existing line item detail amount. This adjustment shall apply only to space identified as allocated to the HASP service (per contract line item pricing sheet), and not to other services performed

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Amendment No. 03 SNET-01-SER, Part B                            November 6, 2001

          under this contract or the space allocated to them. The resulting rate shall become the new basis for subsequent annual adjustments.

     b.   For Common Area Maintenance (CAM), Property Taxes, and Insurance:
          Effective on the first day of the Postal Accounting period following the anniversary date of the start of service under this part, and on each anniversary date thereafter, the Common Area Maintenance (CAM), Property Taxes, and Insurance prices will be adjusted upward or downward based upon the actual rates paid by the contractor, up to a maximum of 2 percent of the existing line item detail amount. This adjustment shall apply only to space identified as allocated to the HASP service (per contract line item pricing sheet), and not to other services performed under this contract or the space allocated to them. The resulting rate shall become the new basis for subsequent annual adjustments.

Section G. Special Clauses

G.1  Definitions (Clause B-1) (January 1997) (Tailored)

As used in this contract, the following terms have the following meanings:

"AAY or AAY Container" Also called a "DEMI" can. An air cargo container with a footprint of 62 by 88 inches and an interior cubic capacity of 201.5 feet.

"Air Contract Transportation Tag (ACT Tag) A bar-coded adhesive-backed label which identifies the three-letter airport alpha code.

"Area Distribution Center" (ADC) Any USPS or third Party location that receives packages inbound to a market from the aviation supplier or acts as a destination that receives mail.

"Air Stop" A city, site or location where mail is dispatched or received, usually identified by a three digit alpha code designation for the corresponding airport.

"Air Mail Center" (AMC) Any USPS or third Party location that acts as an origin or destination location for tendering mail to or from the aviation supplier outbound or inbound from a market or acts as an origin or destination location for tendering.

"All Purpose Container" (APC) A type of USPS mail transport equipment into which mail is sorted.

"AMJ or M-l" An air cargo container with a footprint of 96 by 125 inches, an interior cubic capacity of 586 feet and maximum gross weight of 15,000 pounds

"Atlanta HASP" Atlanta HASP. The USPS facility located in Atlanta GA at which containerized or loose sack mail is received from points of origin, sorted, and transferred to other trucks for shipment to destination points.

"Aviation Supplier" Under this agreement, the sole supplier of air transportation and the terminal handler at the hub transfer point.

"Breaking Containers" To unload containers and separate the mail by class, ACT Tag, or distribution label destination into postal equipment such as, but not limited to, general mail containers, over-the-road (OTR) containers, or as directed by USPS officials

"Break and Build" The effort of loading and unloading both air and surface containers for the purpose of transporting mail.

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Amendment No. 03 SNET-01-SER, Part B                            November 6, 2001

"Building Containers" To build containers, to load and/or consolidate mail into airline containers and separate by ACT Tag, distribution label, or as designated by USPS officials.

"By-pass" The By-pass Network Flow. These are the air containers loaded at the origin location for a particular destination. The volume in the ULD will not be individually processed in the aviation supplier's sort operation. USPS sometimes refers to By-pass ULDs as "intacts".

"By-pass ULDs" A single ULD loaded at the origin location for a particular destination. The volume in the ULD will not be individually processed in the aviation supplier's sort operation. USPS sometimes refers to By-pass ULDs as "intacts".

"Close Out Time" The latest time which the Postal Service can tender mail to the supplier.

"Consolidation Scan " (CONS) A scan performed by the aviation supplier that associates multiple package tracking numbers to a consolidated unit and can associate multiple consolidated units to a single unit. This is the scan that is performed when individual pieces are consolidated into a ULD.

"Containerization" The use of a unit load device in which mail is stored and transported to facilitate handling as a single unit.

"Contracting Officer or CO" The person executing this contract on behalf of the Postal Service who is properly designated Contracting Officer.

"Contracting Officer Representative or COR" The Postal Service employee designated by the Contracting Officer as an authorized representative to take action relating to the administration of a specified contract or contracts, subject to the limitations and restrictions of the position.

"Cross-Dock Transfer" Movement of direct containers or loose mail from one truck to another without going through the sort operation.

"CTV" Cargo transport vehicle.

"Dangerous Goods " or "Hazardous Material" Articles or substances which are capable of posing a significant risk to health, safety or to property when transported by air and which are classified according to Section 3 (Classification) of the International Air Transport Association (IATA) Dangerous Good Regulations, regardless of variations, exceptions, exemptions, or limited quantity allowances.

"Day-turn Operations" The aviation supplier's operation that operates Tuesday through Sunday.

"Delivery" The delivery of mail to the destination in accordance with contract requirements. Delivery will be considered complete with the arrival of the final piece of mail sorted and loaded as required.

"Delivery Time" The latest scheduled time the contractor has to complete the delivery of mail to the designated location.

"Delivery Scan" A scan performed by the aviation supplier that indicates that mail has been tendered to USPS

"DEMI" An air cargo container with a footprint of 62 by 88 inches, an interior cubic capacity of 201.5 feet.

"Density" Method of calculation of utilization of air cargo containers. The calculation is completed by dividing the number of pounds of mail loaded into a container divided by the cubic foot capacity of that can equals the density of the loaded container.

"Density Performance Factor" The percentage of achievement or failure relative to the density coal. It is calculated by dividing the Density Coal by the Site Density achieved equals the Density Performance Factor.

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Amendment No. 03 SNET-01-SER, Part B                            November 6, 2001

"Direct Container (Intact)" A container filled at origin postal facility and transferred directly from one truck to another without going through the sort facility. Also, a container loaded at an origin specifically for unload at an intermediate point, or a container loaded at an intermediate point specifically for unloading at destination. Also referred to as by-pass container.

"Dispatch and Routing Tag" (D&R Tag) A bar-coded USPS label that is attached to Handling Units. The D&R Tag provides an identification number that is unique for thirty days from generation in human and machine-readable format as well as the destination aviation supplier ramp identifier of the Handling Unit in human readable format.

"Drayage" The physical movement of mail between the aviation supplier and USPS.

"Freight" All products carried on aircraft that is not mail

"GPMC" A General Purpose Mail Container mainly used for the transport of mail in facilities and on surface vehicles.

"Handling Unit" A tray, flat tub, sack or outside.

"Highway Contract Route (HCR)" Postal Service-contracted surface transportation.

"Intermediate Stop" An interim point of service, on multiple stop segments, between origin and destination.

"LD-3" An air cargo container with a footprint of 60.4 by 61.5 inches, an interior cubic capacity of 157 feet and maximum gross weight of 3,500 pounds.

"Letter Tray" Closed and secured containers with dimensions no greater than 24 inches by 11 1/2 inches by 5 1/4 inches used to carry First Class Mail.

"Local" The location closest to where an event or circumstance exists.

"Local Plan or Local Agreement" The individual plans that will be entered into at the Local level between the aviation supplier, USPS and the THS. Local plans or agreements do not change the terms and conditions of the contract.

"Loose Mail or Loose Load Mail" Any mail, sacks or parcels, handled outside a container. The terms "Loose Sack Mail" and "Loose Bag Mail" are synonymous with "Loose Load Mail."

"Mail Bags" USPS bags with maximum dimensions of 30 inches by 15 inches by 15 inches. The closure of the Mail Bag must be such that no straps or strings are hanging loose. The Mail Bag must have a permanently affixed location on the side of the bag which allows the routing label to be affixed in such a manner that it can be scanned by the Aviation supplier's automated sorting equipment.

"Mail Tub" Closed and secured containers with dimensions no greater than 21 inches by 19 inches by 19 inches, used to carry mail

"Mixed Container or ULD" A unit that contains mail for a number of different destinations and requires sortation.

"MTE" Mail Transport Equipment

"Outsides" A mail product not transported in a sack or container.

"Overflow Mail" Mail that cannot be loaded unto its intended mode of transport due to space or weight limitations.

"Package" Any box or envelope that is accepted by USPS for delivery to the consignee.

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Amendment No. 03 SNET-01-SER, Part B                            November 6, 2001

"Partial ULD " An air cargo container/ULD that is used to convey loose Handling Units from the AMC to the aviation supplier's ramp. This ULD will be unloaded at the origin ramp.

"Placard" A tag to be fixed to a container that describes the contents, weight, and destination of the mail.

"Presort" Mail directly assigned to final destination not requiring sortation.

"PVS" Postal Vehicle Service.

"Ramp Transfer" The movement of direct or by-pass containers or loose mail from one aircraft to another without going through the THS or the THS facility.

"Ready for Carriage" Adequately packaged, labeled and secured shipments in the condition required by the Operating Specification.

"Rewrap Area" The area in which damaged or broken packages and sacks are repaired.

"Scheduled Aircraft Arrival" The planned block-in time at the aviation supplier's ramp in accordance with the Schedule Period Operations Schedule.

"Schedule Block" One or more Schedule Periods grouped together by the aviation supplier for purposes of determining flight schedules during such period.

"Schedule Block Implementation Date" The first day of scheduled flights during any Schedule Block Period.

"Shipment" All mail moving on an individually processed D&R Tag.

"Shipping Day" A day on which the aviation supplier performs the service.

":Site Daily Rate" The THS rate of compensation, as per the contract, for one-days work.

"Site Density" The method of calculation of utilization of all air cargo containers loaded at a site. The calculation is completed by dividing the total actual number of pounds of mail loaded at a given site by the total site cubic foot capacity (all cans available for loading at the site) equals the Site Density.

"Slide Label" A cardboard insert on tray, tub or sack identifying the contents including origin and destination of the mail.

"Staging of Mail" The holding of mail in a secure area until it can be transported or returned to the Postal Service.

"Surface Only Mail" Mail identified by the Postal Service as mail that can only be transported via surface transportation. Under no circumstances should this mail be dispatched to the aviation supplier.

"Splits" or "Separations" The manner in which the mail is required to be sorted for delivery to either the aviation supplier or USPS.

"Tender Time" The latest time at which the contractor will receive mail from the Postal Service.

"Terminal Handling" All ground handling of mail between arrival and departure at THS facility.

"THS" Terminal Handling Supplier.

"THS Facility" The Terminal Handling Supplier's secure and covered location where mail may be sorted and transferred and equipment stored and staged.

"Transportation Network " Transportation of mail by surface (HCR or PVS) or using a hub-and-spoke system to transport, transfer, and sort mail to us final destination.

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Amendment No. 03 SNET-01-SER, Part B                            November 6, 2001

"ULD Handling Units" AMJs, Demis and LD3s air containers that will fly. These containers are either Intacts or Mixed.

"Unit Load Device" (ULD) The general name used to refer to the aviation supplier's air containers.

"Universal Routing and Sort Aid" (URSA) The alphanumeric code on packages to designate its routing.

G.2  Damages

The THS is accountable and answerable in damages for the faithful performance of the obligations the THS has assumed under this contract, whether or not the THS has entrusted its duties or the mail to another. When the THS has (i) missorted units or misdispatched containers, or (ii) has otherwise failed to discharge its obligations under this contract, there shall be forfeited by the THS from compensation due the THS, under this or any other contract between the Postal Service and the THS, the actual damages attributable to the THS's breach. In cases of termination for default, the THS shall be liable, in addition to any actual damages, for excess reprocurement costs.

G.3  Changes (Clause B-2)(January 1997) (Tailored)

     a. A change is defined as a modification in contract requirements as ordered by the contracting officer as set forth below.

     b. The contracting officer may, in writing, without notice to any sureties, order changes within the general scope of this contract in the following:

          1.   Contract specifications.

          2. Statement of service requirements (including but not limited to the mix of surface and air transportation bringing mail to the THS facility, tender and delivery times for mail, lift capacity of aircraft that will arrive and depart the THS facility, or additional terminal handling and/or mail sortations).

          3.   Type, weight, or quantity of mail.

          4.   Place of delivery of supplies or performance of services.

          5.   Delivery or performance schedule.

          6.   Postal Service furnished property or services.

     c. Required changes to service requirements which fall within the general scope of this contract may include an expansion and/or reduction of the number of outstations on the network, augmentation or reduction of volume originating or destinating at any outstation, or an increased number of operating days.

     d. The supplier must comply with all written change orders issued by the contracting officer in accordance with this clause. No postal employee, other than the contracting officer, is authorized to require changes.

     e. If any such change affects the costs of the performance or the delivery schedule, the contract will be modified to effect an equitable adjustment.

     f. Upon receipt of the contracting officer's change order, the supplier will acknowledge the change order, in writing, notifying the contracting officer as follows:

          1. The effective date the change will take place, if not prescribed by the contracting officer.

          2.   The supplier's plan to implement the change.

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Amendment No. 03 SNET-01-SER, Part B                            November 6, 2001

     g. The supplier's claim for equitable adjustment must be asserted to the contracting officer within 30 days of receiving a written change order. If the contracting officer decides that the facts justify such action, a later claim may be acted upon but not after final payment under this contract.

     h. If the parties fail to agree on a price for the change, the contracting officer may establish a reasonable price for the change in accordance with the cost principles then applicable to Postal Service contracts generally, subject to appeal by the supplier pursuant to the Claims and Disputes clause.

     i. In any event, upon receipt of an order under this clause, the supplier must proceed with contract performance as modified by the order.

G.4  Federal, State and Local Taxes (Clause 7-6) (January 1997) (Tailored)

     a.   Definitions.

          1. Contract date. The effective date of this contract or modification.

          2. All Applicable Federal, State, and Local Taxes and Duties. All taxes and duties in effect on the contract date, that the taxing authority is imposing and collecting on the transactions or property covered by this contact.

          3. After-imposed Federal Tax. Any new or increased federal excise tax or duty, or tax that was exempted or excluded on the contract date but whose exemption is revoked or reduced during the contract period, on the transactions or property covered by this contract that the supplier is required to pay or bear as a result of legislative, judicial, or administrative action taking effect after the contract date. It does not include social security tax or other employment taxes.

          4. After-relieved Federal Tax. Any amount of federal excise tax or duty, except social security or other employment taxes, that would otherwise have been payable on the transactions or property covered by this contract, but which the supplier is not required to pay or bear, or for which the supplier obtains a refund or drawback, as the result of legislative, judicial, or administrative action taking effect after the contract date.

          5. Local Taxes. Includes taxes imposed by a possession of the United States or by Puerto Rico.

     b. The contract price includes all applicable federal, state, and local taxes and duties.

     c. The contract price will be increased by the amount of any after-imposed federal tax, provided the supplier warrants in writing that no amount for a newly imposed federal excise tax or duty or rate increase was included in the contract price as contingency reserve or otherwise.

     d. The contract price will be decreased by the amount of any after-relieved federal tax.

     e. The contract price will be decreased by the amount of any federal excise tax or duty, except social security or other employment taxes, that the supplier is required to pay or bear, or does not obtain a refund of, through the supplier's fault, negligence, or failure to follow instructions of the contracting officer.

     f.   Deleted.

     g. The supplier must promptly notify the contracting officer of all matters relating to any federal excise tax or duty that reasonably may be expected to result in either an increase or decrease in the contract price and must take appropriate action as the contracting officer directs.

     h. The Postal Service will, without liability, furnish evidence appropriate to establish exemption from any federal, state, or local tax when the supplier requests such evidence and a reasonable basis exists to sustain the exemption.

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Amendment No. 03 SNET-01-SER, Part B                            November 6, 2001

G.5  Suspension of Contract

If the THS's failure to provide service is the result of an excusable delay, as defined in the clause of that name, the contracting officer may suspend the contract, in whole or in part, for such reasonable time as it takes for service to be restored. Avoidable costs include all costs, which are avoided, as well as all costs that reasonably should have been avoided.

G.6  Option for Extra Service

The Postal Service may require the THS to perform an additional day(s) of service. Unless otherwise specifically provided in this contract, the THS, if ordered, shall perform such additional service:

     a.   at the predescribed daily terminal handling rate, and

     b.   during the operating times identified by the Postal Service

The contracting officer may exercise the option provided for in this clause at any time by giving a five day written notice to the THS, by facsimile, or through the US Mail or within a shorter period upon mutual agreement.

G.7  Responsibility for Postal Property

The THS assumes the risk of, and shall be responsible for, any loss or destruction of, or damage to any (i) Postal-furnished property listed in Section I, or (ii) other Postal property delivered to the supplier during performance of this contract. However, the THS is not responsible for reasonable wear and tear to such property. The THS will promptly take all measures necessary to remedy any loss, destruction, or damage to Postal-furnished and other Postal property that exceeds reasonable wear and tear.

G.8  Indemnification and Insurance

     a. The supplier shall indemnify the Postal Service and hold it harmless against claims for injury to persons (including employees of the supplier) or damage to property (including property of the supplier) arising from its performance of this contract.

     b. The supplier shall, at its own expense, procure, maintain, and keep in force or cause to be procured, maintained, and kept in force, at all times, during the term of this contract personal liability/property damage liability insurance in accordance with 14 CFR 205.5, and any other applicable law or regulation.

          1. Prior to commencing performance, the supplier shall provide to the Postal Service: (1) certificates or (2) other evidence of insurance acceptable to the Postal Service that demonstrate that all required coverages are in force.

          2. The supplier will cover third party liability arising from its performance of this contract, which is in excess of, or not covered by, the liability insurance required above. The Postal Service shall be named as an additional insured. The cost of this and any additional coverage is included in the Contract price.

G.9  FAA and Local Airport Authority Requirements

The THS must comply with all lawful requirements of FAA and local airport authorities. This includes, but is not limited to, weight and balance compliance, ramp access restrictions, and other matters within the jurisdiction of such authorities

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Amendment No. 03 SNET-01-SER, Part B                            November 6, 2001

G.10 Other Contracts

The THS has agreed to operate a terminal handling for the operations defined under this contract. The THS must cooperate fully with the aviation supplier and carefully fit the mail transported by it into the THS's ground handling operation. The THS must not commit or permit any act that will interfere with the performance of work by any other supplier or by Postal Service employees.

G.11 Responsibility for Postal Containers

The THS assumes the risk of, and shall be responsible for, any loss or destruction of, or damage to postal containers while they are in the custody and control of the THS. However, the THS is not responsible for reasonable wear and tear to such containers. The THS will take all measures necessary to remedy any loss, destruction or damage to Postal containers that exceeds reasonable wear and tear.

G.12 Early Termination of Facility Lease

The THS has committed to a five-year facility lease beginning December 1, 2001 through December 1, 2006, with terms that, as tenant, the THS is responsible for negotiated a buyout up to the balance of the rent due until the end of the rental term or securing a suitable replacement tenant. Lease costs (exclusive of profit, G&A, etc.) incurred by the THS for early termination of this contract by the USPS will be reimbursed by the USPS subject to negotiated agreement with the THS. At USPS discretion, the THS agrees to transfer leased facility to USPS or its agent in the event of early termination for convenience of the THS or the HASP operation.

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